News Release

Media Contact: Catherine Butler
24-Hour: 800.559.3853

Analyst Contact: Bryan Buckler
Office: 704.382.2640

Nov. 5, 2020

Duke Energy reports third quarter 2020 financial results

▪	Third quarter 2020 reported EPS of $1.74 and adjusted EPS of $1.87

▪	Completed $350 million of mitigation through 3Q 2020 and remain confident in achieving $400 million to $450 million by year-end

▪	$58 billion capital plan increases rate base growth to 6.5% through 2024, growing to 7% in second half of decade as the company accelerates clean energy investments

▪	Company narrows 2020 adjusted EPS guidance range to $5.05 to $5.20
CHARLOTTE, N.C. – Duke Energy (NYSE: DUK) today announced third quarter 2020 reported EPS of $1.74, prepared in accordance with Generally Accepted Accounting Principles (GAAP), and adjusted EPS of $1.87. This is compared to reported and adjusted EPS of $1.82 and $1.79, respectively, for the third quarter of 2019.
Adjusted EPS excludes the impact of certain items that are included in reported EPS. The difference between third quarter 2020 reported and adjusted EPS was due to exit obligations from gas pipeline investments and charges related to partial settlements in the Duke Energy Carolinas and Duke Energy Progress North Carolina rate cases.
Higher third quarter 2020 adjusted results compared to 2019 were led by the Electric Utilities and Infrastructure and Commercial Renewables segments. Electric Utilities and Infrastructure benefited from rate case contributions and lower O&M expenses driven by significant mitigation efforts targeted at reducing the impact of mild weather and lower load results due to the COVID-19 pandemic. Commercial Renewables continued to grow primarily due to new renewable projects as the company continues to expand its clean energy portfolio. The Other segment also reported favorable results due to lower taxes and financing costs. Lower results at Gas Utilities and Infrastructure were due to the loss of Atlantic Coast Pipeline (ACP) earnings, partially offset by the impact of the Piedmont North Carolina rate case.
“We delivered strong results in the quarter, thanks to the exceptional work of our team in serving our customers and swiftly offsetting costs across our business,” said Lynn Good, Duke Energy chair, president and chief executive officer. “We have met the challenges of 2020 and will build on this success as we continue to innovate for the future. We are well-positioned to achieve results within our narrowed 2020 EPS guidance range of $5.05 to $5.20 through disciplined mitigation while investing in cleaner energy and a smarter, more resilient energy grid.”

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Our strategy to reach net-zero carbon emissions by 2050 and net-zero methane emissions by 2030 also benefits our investment potential. Our updated five-year, $58 billion capital plan, backed by our strong balance sheet, underpins our confidence in growing at the top end of our long-term earnings growth rate of 4 to 6 percent off a preliminary 2021 base of approximately $5.15. Duke Energy is on track to continue generating sustainable value for our customers, communities and shareholders for decades to come.”
Business segment results
In addition to the following summary of third quarter 2020 business segment performance, comprehensive tables with detailed EPS drivers for the third quarter compared to prior year are provided at the end of this news release.
The discussion below of third quarter results includes both GAAP segment income (loss) and adjusted segment income (loss), which is a non-GAAP financial measure. The tables at the end of this news release present a full reconciliation of GAAP reported results to adjusted results.
Electric Utilities and Infrastructure
On a reported basis, Electric Utilities and Infrastructure recognized third quarter 2020 segment income of $1,381 million, compared to $1,385 million in the third quarter of 2019. Third quarter 2020 reported results included impacts of partial settlements from the Duke Energy Carolinas and Duke Energy Progress North Carolina rate cases.
On an adjusted basis, Electric Utilities and Infrastructure recognized third quarter 2020 segment income of $1,412 million, compared to $1,366 million in the third quarter of 2019, an increase of $0.06 per share, excluding share dilution of $0.01 per share. Higher quarterly results were primarily due to lower O&M expenses (+$0.08 per share), contributions from rate cases (+$0.07 per share), lower tax expense (+$0.05 per share), wholesale formula rate adjustments (+$0.03 per share) and higher energy efficiency and grid modernization rider programs (+0.02 per share). Lower O&M is driven by lower employee-related expenses, lower storm costs, operational efficiencies and other mitigation efforts.
These results were partially offset by mild weather compared to the prior year quarter (-$0.08 per share), higher depreciation and amortization on a growing asset base (-$0.06 per share), lower retail margin (-$0.04 per share) and weak volumes due to the economic conditions caused by COVID-19 (-$0.01 per share).
Gas Utilities and Infrastructure
On a reported basis, Gas Utilities and Infrastructure recognized third quarter 2020 segment loss of $73 million, compared to segment income of $26 million in the third quarter of 2019. In addition to the drivers outlined below, lower third quarter 2020 results were due to costs for exit obligations of gas pipeline investments, primarily ACP. These charges were treated as special items and excluded from adjusted earnings.

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On an adjusted basis, Gas Utilities and Infrastructure recognized third quarter 2020 adjusted segment loss of $8 million, compared to adjusted segment income of $26 million in the third quarter of 2019, a decrease of $0.05 per share. Lower quarterly results were driven by the loss of ACP earnings and higher income taxes (-$0.06 per share), partially offset by contributions from the Piedmont North Carolina rate case (+$0.01 per share).
Commercial Renewables
On a reported and adjusted basis, Commercial Renewables recognized third quarter 2020 segment income of $60 million, compared to $40 million in the third quarter of 2019. This represents an increase of $0.03 per share. Higher quarterly results were primarily driven by growth in new renewable projects (+$0.04 per share).
Other
Other primarily includes interest expense on holding company debt, other unallocated corporate costs and results from Duke Energy’s captive insurance company.
On a reported and adjusted basis, Other recognized a third quarter 2020 net loss of $103 million, compared to a net loss of $124 million in the third quarter of 2019. Higher quarterly results at Other were primarily due to lower income tax expense (+$0.03 per share), lower financing costs (+$0.01 per share) and unrealized investment gains on non-pension executive benefit trusts (+$0.01 per share).
Effective tax rate
Duke Energy's consolidated reported effective tax rate for the third quarter of 2020 was 7.8% compared to 12.4% in the third quarter of 2019. The decrease in the effective tax rate was primarily due to an increase in the amortization of excess deferred taxes.
The effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items for the third quarter of 2020 was 9% compared to the effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items of 12.2% in the third quarter of 2019. The decrease was primarily due to an increase in the amortization of excess deferred taxes.
The tables at the end of this news release present a reconciliation of the reported effective tax rate to the effective tax rate including noncontrolling interests and preferred dividends and excluding special items.
Earnings conference call for analysts
An earnings conference call for analysts is scheduled from 10 to 11 a.m. ET today to discuss third quarter 2020 financial results. The conference call will be hosted by Lynn Good, chair, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.

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The call can be accessed via the investors section (duke-energy.com/investors) of Duke Energy’s website or by dialing 888.204.4368 in the United States or 323.994.2093 outside the United States. The confirmation code is 5902971. Please call in 10 to 15 minutes prior to the scheduled start time.
A replay of the conference call will be available until 1 p.m. ET, Nov. 15, 2020, by calling 888.203.1112 in the United States or 719.457.0820 outside the United States and using the code 5902971. An audio replay and transcript will also be available by accessing the investors section of the company’s website.
Special Items and Non-GAAP Reconciliation
The following table presents a reconciliation of GAAP reported to adjusted EPS for third quarter 2020 financial results:

(In millions, except per share amounts)	After-Tax Amount	3Q 2020 EPS	3Q 2019 EPS
EPS, as reported		$1.74	$1.82
Adjustments to reported EPS:
Third Quarter 2020
Gas pipeline investments	$69	0.09
Regulatory settlements	27	0.04
Third Quarter 2019
Impairment charge	(19)		(0.03)
Total adjustments		$0.13	$(0.03)
EPS, adjusted		$1.87	$1.79
Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, including adjusted earnings, adjusted EPS and effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items. Adjusted earnings and adjusted EPS represent income from continuing operations available to Duke Energy Corporation common stockholders in dollar and per share amounts, adjusted for the dollar and per share impact of special items. The effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items is calculated using pretax earnings and income tax expense, both as adjusted for the impact of noncontrolling interests, preferred dividends and special items. As discussed below, special items include certain charges and credits, which management believes are not indicative of Duke Energy's ongoing performance.
Management uses these non-GAAP financial measures for planning and forecasting, and for reporting financial results to the Board of Directors, employees, stockholders, analysts and investors. The most directly comparable GAAP measures for adjusted earnings, adjusted EPS and effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items are Net Income Available to Duke Energy Corporation common stockholders (GAAP reported earnings), Basic earnings per share Available to Duke Energy Corporation common stockholders (GAAP reported earnings per share), and the reported effective tax rate, respectively.

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Special items included in the periods presented include the following items, which management believes do not reflect ongoing costs:

•	Gas Pipeline Investments represents costs related to the cancellation of the ACP pipeline and additional exit costs related to Constitution.

•	Regulatory Settlements represents charges related to Duke Energy Carolinas and Duke Energy Progress partial settlements in the 2019 North Carolina rate cases.

•	Impairment Charges represents a reduction of a prior year impairment at Citrus County CC.
Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods (such as legal settlements, the impact of regulatory orders or asset impairments).
Management evaluates segment performance based on segment income (loss) and other net loss. Segment income (loss) is defined as income (loss) from continuing operations net of income attributable to noncontrolling interests and preferred stock dividends. Segment income (loss) includes intercompany revenues and expenses that are eliminated in the Condensed Consolidated Financial Statements. Management also uses adjusted segment income (loss) as a measure of historical and anticipated future segment performance. Adjusted segment income (loss) is a non-GAAP financial measure, as it is based upon segment income (loss) adjusted for special items, which are discussed above. Management believes the presentation of adjusted segment income (loss) provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income or adjusted other net loss is segment income (loss) and other net loss.
Due to the forward-looking nature of any forecasted adjusted segment income or adjusted other net loss and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, as discussed above.
Duke Energy’s adjusted earnings, adjusted EPS and adjusted segment income may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.
Duke Energy
Duke Energy (NYSE: DUK), a Fortune 150 company headquartered in Charlotte, N.C., is one of the largest energy holding companies in the U.S. It employs 29,000 people and has an electric generating capacity of 51,000 megawatts through its regulated utilities and 2,300 megawatts through its nonregulated Duke Energy Renewables unit.

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Duke Energy is transforming its customers’ experience, modernizing the energy grid, generating cleaner energy and expanding natural gas infrastructure to create a smarter energy future for the people and communities it serves. The Electric Utilities and Infrastructure unit’s regulated utilities serve 7.8 million retail electric customers in six states: North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky. The Gas Utilities and Infrastructure unit distributes natural gas to 1.6 million customers in five states: North Carolina, South Carolina, Tennessee, Ohio and Kentucky. The Duke Energy Renewables unit operates wind and solar generation facilities across the U.S., as well as energy storage and microgrid projects.
Duke Energy was named to Fortune’s 2020 “World’s Most Admired Companies” list and Forbes’ “America’s Best Employers” list. More information about the company is available at duke-energy.com. The Duke Energy News Center contains news releases, fact sheets, photos, videos and other materials. Duke Energy’s illumination features stories about people, innovations, community topics and environmental issues. Follow Duke Energy on Twitter, LinkedIn, Instagram and Facebook.
Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:

◦	The impact of the COVID-19 pandemic;

◦
State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;

◦
The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;

◦
The ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;

◦	The costs of decommissioning nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;

◦	Costs and effects of legal and administrative proceedings, settlements, investigations and claims;

◦
Industrial, commercial and residential growth or decline in service territories or customer bases resulting from sustained downturns of the economy and the economic health of our service territories or variations in customer usage patterns, including energy efficiency efforts and use of alternative energy sources, such as self-generation and distributed generation technologies;

◦
Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in customers leaving the electric distribution system, excess generation resources as well as stranded costs;

◦	Advancements in technology;

◦	Additional competition in electric and natural gas markets and continued industry consolidation;

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◦
The influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;

◦
The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the U.S. electric grid or generating resources;

◦	The ability to obtain the necessary permits and approvals and to complete necessary or desirable pipeline expansion or infrastructure projects in our natural gas business;

◦	Operational interruptions to our natural gas distribution and transmission activities;

◦	The availability of adequate interstate pipeline transportation capacity and natural gas supply;

◦
The impact on facilities and business from a terrorist attack, cybersecurity threats, data security breaches, operational accidents, information technology failures or other catastrophic events, such as fires, explosions, pandemic health events or other similar occurrences;

◦
The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;

◦
The timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;

◦
The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions and general market and economic conditions;

◦	Credit ratings of the Duke Energy Registrants may be different from what is expected;

◦
Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;

◦
Construction and development risks associated with the completion of the Duke Energy Registrants’ capital investment projects, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;

◦
Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;

◦	The ability to control operation and maintenance costs;

◦	The level of creditworthiness of counterparties to transactions;

◦	The ability to obtain adequate insurance at acceptable costs;

◦	Employee workforce factors, including the potential inability to attract and retain key personnel;

◦	The ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent);

◦	The performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities;

◦	The effect of accounting pronouncements issued periodically by accounting standard-setting bodies;

◦	The impact of U.S. tax legislation to our financial condition, results of operations or cash flows and our credit ratings;

◦	The impacts from potential impairments of goodwill or equity method investment carrying values; and

◦	The ability to implement our business strategy, including enhancing existing technology systems.
Additional risks and uncertainties are identified and discussed in the Duke Energy Registrants' reports filed with the SEC and available at the SEC's website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and the Duke Energy Registrants expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended September 30, 2020
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Gas Pipeline Investments		Regulatory Settlements		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$1,381	$4	A	$27	C	$31	$1,412
Gas Utilities and Infrastructure	(73)	65	B	—		65	(8)
Commercial Renewables	60	—		—		—	60
Total Reportable Segment Income	1,368	69		27		96	1,464
Other	(103)	—		—		—	(103)
Net Income Available to Duke Energy Corporation Common Stockholders	$1,265	$69		$27		$96	$1,361
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$1.74	$0.09		$0.04		$0.13	$1.87
Note: Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $0.02.
A - Net of $1 million tax benefit. $5 million included within Impairment charges related to gas pipeline interconnections on the Duke Energy Progress' Condensed Consolidated Statements of Operations.
B - Net of $20 million tax benefit.

•	$78 million recorded within Equity in (losses) earnings of unconsolidated affiliates related to exit obligations for gas pipeline investments on the Condensed Consolidated Statements of Operations.
•     $7 million included within Impairment charges related to gas project materials on the Piedmont Condensed Consolidated Statements of Operations.
C - Net of $6 million tax benefit at Duke Energy Carolinas and $2 million tax benefit at Duke Energy Progress.

•
$19 million included within Impairment charges related to the Clemson University Combined Heat and Power plant and $8 million of shareholder contributions within Operations, maintenance and other on the Duke Energy Carolinas' Condensed Consolidated Statements of Operations.

•     $8 million of shareholder contributions included within Operations, maintenance and other on the Duke Energy Progress' Condensed Consolidated Statements of Operations.
Weighted Average Shares (reported and adjusted) – 735 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Nine Months Ended September 30, 2020
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Gas Pipeline Investments		Severance		Regulatory Settlements		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$2,839	$4	A	$—		$27	D	$31	$2,870
Gas Utilities and Infrastructure	(1,400)	1,691	B	—		—		1,691	291
Commercial Renewables	207	—		—		—		—	207
Total Reportable Segment Income	1,646	1,695		—		27		1,722	3,368
Other	(299)	—		(75)	C			(75)	(374)
Net Income Available to Duke Energy Corporation Common Stockholders	$1,347	$1,695		$(75)		$27		$1,647	$2,994
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$1.85	$2.30		$(0.10)		$0.04		$2.24	$4.09
Note: Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $0.02.
A - Net of $1 million tax benefit. $5 million included within Impairment charges related to gas pipeline interconnections on the Duke Energy Progress' Condensed Consolidated Statements of Operations.
B - Net of $394 million tax benefit.

•	$2,078 million recorded within Equity in (losses) earnings of unconsolidated affiliates related to exit obligations for gas pipeline investments on the Condensed Consolidated Statements of Operations.

•	$7 million included within Impairment charges related to gas project materials on the Piedmont Condensed Consolidated Statements of Operations.
C - Net of $23 million tax expense. $98 million reversal of 2018 severance charges recorded within Operations, maintenance and other on the Condensed Consolidated Statements of Operations.
D - Net of $6 million tax benefit at Duke Energy Carolinas and $2 million tax benefit at Duke Energy Progress.

•
$19 million included within Impairment charges related to the Clemson University Combined Heat and Power Plant and $8 million of shareholder contributions within Operations, maintenance and other on the Duke Energy Carolinas' Condensed Consolidated Statements of Operations.

•	$8 million of shareholder contributions included within Operations, maintenance and other on the Duke Energy Progress' Condensed Consolidated Statements of Operations.
Weighted Average Shares (reported and adjusted) – 735 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended September 30, 2019
(Dollars in millions, except per share amounts)

		Special Item
	Reported Earnings	Impairment Charge		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$1,385	$(19)	A	$(19)	$1,366
Gas Utilities and Infrastructure	26	—		—	26
Commercial Renewables	40	—		—	40
Total Reportable Segment Income	1,451	(19)		(19)	1,432
Other	(124)			—	(124)
Net Income Available to Duke Energy Corporation Common Stockholders	$1,327	$(19)		$(19)	$1,308
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$1.82	$(0.03)		$(0.03)	$1.79

A – Net of $6 million tax expense. $25 million reduction of a prior year impairment at Citrus County CC recorded within Impairment charges on Duke Energy Florida's Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – 729 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Nine Months Ended September 30, 2019
(Dollars in millions, except per share amounts)

		Special Item
	Reported Earnings	Impairment Charge		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$2,944	$(19)	A	$(19)	$2,925
Gas Utilities and Infrastructure	292	—		—	292
Commercial Renewables	139	—		—	139
Total Reportable Segment Income	3,375	(19)		(19)	3,356
Other	(328)	—		—	(328)
Net Income Available to Duke Energy Corporation Common Stockholders	$3,047	$(19)		$(19)	$3,028
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$4.18	$(0.03)		$(0.03)	$4.15

A – Net of $6 million tax expense. $25 million reduction of a prior year impairment at Citrus County CC recorded within Impairment charges on Duke Energy Florida's Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – 728 million

DUKE ENERGY CORPORATION
EFFECTIVE TAX RECONCILIATION
September 2020
(Dollars in millions)

	Three Months Ended September 30, 2020		Nine Months Ended September 30, 2020
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income Before Income Taxes	$1,339		$1,158
Gas Pipeline Investments	90		2,090
Severance	—		(98)
Regulatory Settlements	35		35
Noncontrolling Interests	70		208
Preferred Dividends	(39)		(93)
Pretax Income Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$1,495		$3,300

Reported Income Tax Expense (Benefit)	$105	7.8%	$(74)	(6.4)%
Gas Pipeline Investments	21		395
Severance	—		(23)
Regulatory Settlements	8		8
Tax Expense Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$134	9.0%	$306	9.3%

	Three Months Ended September 30, 2019		Nine Months Ended September 30, 2019
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income Before Income Taxes	$1,511		$3,388
Impairment Charge	(25)		(25)
Noncontrolling Interests	19		110
Preferred Dividends	(15)		(27)
Pretax Income Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$1,490		$3,446

Reported Income Tax Expense	$188	12.4%	$424	12.5%
Impairment Charge	(6)		(6)
Tax Expense Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$182	12.2%	$418	12.1%

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
September 2020 QTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Consolidated
2019 QTD Reported Earnings Per Share	$1.90	$0.04	$0.06	$(0.18)	$1.82
Impairment Charge	(0.03)	—	—	—	(0.03)
2019 QTD Adjusted Earnings Per Share	$1.87	$0.04	$0.06	$(0.18)	$1.79
Weather	(0.08)	—	—	—	(0.08)
Volume	(0.01)	—	—	—	(0.01)
Riders and Other Retail Margin(a)	(0.02)	—	—	—	(0.02)
Rate case impacts, net(b)	0.07	0.01	—	—	0.08
Wholesale	0.03	—	—	—	0.03
Operations and maintenance, net of recoverables(c)	0.08	—	—	—	0.08
Midstream Gas Pipelines(d)	—	(0.04)	—	—	(0.04)
Duke Energy Renewables(e)	—	—	0.03	—	0.03
Interest Expense	—	—	—	0.03	0.03
Depreciation and amortization(f)	(0.06)	—	—	—	(0.06)
Preferred Dividends	—	—	—	(0.02)	(0.02)
Other(g)	0.05	(0.02)	—	0.04	0.07
Total variance before share count	$0.06	$(0.05)	$0.03	$0.05	$0.09
Change in share count	(0.01)	—	—	—	(0.01)
2020 QTD Adjusted Earnings Per Share	$1.92	$(0.01)	$0.09	$(0.13)	$1.87
Gas Pipeline Investments	—	(0.09)	—	—	(0.09)
Regulatory Settlements	(0.04)	—	—	—	(0.04)
2020 QTD Reported Earnings Per Share	$1.88	$(0.10)	$0.09	$(0.13)	$1.74

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers except Commercial Renewables, which uses an effective rate. Weighted average shares outstanding increased from 729 million shares to 735 million.

(a)
Primarily driven by lower retail margin due to a prior year favorable true-up of purchased power and lower late payment fees, net of deferrals (-$0.04), partially offset by higher energy efficiency and grid modernization rider programs (+$0.02).

(b)
Electric Utilities and Infrastructure includes the net impact of the DEC and DEP North Carolina interim rates, effective August and September 2020 (+$0.03), DEI base rate increases, effective August 2020 (+$0.02), the DEF SBRA and multi-year rate plan (+0.01) and DEK base rate increases (+0.01). Gas Utilities and Infrastructure includes the net impact of the Piedmont North Carolina rate case, effective November 2019.

(c)	Includes lower employee-related expenses, lower storm costs, operational efficiencies and other savings due to mitigation efforts.

(d)	Primarily the loss of ACP earnings.

(e)	Primarily due to growth in new renewable projects.

(f)	Excludes rate case impacts.

(g)	Electric Utilities and Infrastructure and Other includes lower tax expense.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
September 2020 YTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Consolidated
2019 YTD Reported Earnings Per Share	$4.05	$0.40	$0.19	$(0.46)	$4.18
Impairment Charge	(0.03)	—	—	—	(0.03)
2019 YTD Adjusted Earnings Per Share	$4.02	$0.40	$0.19	$(0.46)	$4.15
Weather	(0.21)	—	—	—	(0.21)
Volume	(0.02)	—	—	—	(0.02)
Riders and Other Retail Margin	(0.01)	0.02	—	—	0.01
Rate case impacts, net(a)	0.12	0.07	—	—	0.19
Wholesale	0.03	—	—	—	0.03
Operations and maintenance, net of recoverables(b)	0.15	—	—	—	0.15
Midstream Gas Pipelines(c)	—	(0.09)	—	—	(0.09)
Duke Energy Renewables(d)	—	—	0.09	—	0.09
Interest Expense	(0.01)	—	—	0.04	0.03
Depreciation and amortization(e)	(0.17)	—	—	—	(0.17)
Preferred Dividends	—	—	—	(0.07)	(0.07)
Other(f)	0.04	—	—	—	0.04
Total variance before share count	$(0.08)	$—	$0.09	$(0.03)	$(0.02)
Change in share count	(0.04)	—	—	—	(0.04)
2020 YTD Adjusted Earnings Per Share	$3.90	$0.40	$0.28	$(0.49)	$4.09
Gas Pipeline Investments	—	(2.30)	—	—	(2.30)
Severance	—	—	—	0.10	0.10
Regulatory Settlements	(0.04)	—	—	—	(0.04)
2020 YTD Reported Earnings Per Share	$3.86	$(1.90)	$0.28	$(0.39)	$1.85

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers except for Commercial Renewables, which uses an effective rate. Weighted average shares outstanding increased from 728 million shares to 735 million.

(a)
Electric Utilities and Infrastructure includes the net impact of the DEC and DEP South Carolina rate cases, effective June 2019 (+0.03), DEC and DEP North Carolina interim rates effective August and September 2020, respectively (+0.03), the DEF SBRA and multi-year rate plan (+0.03), DEI base rate increases, effective August 2020 (+0.02) and DEK base rate increases (+0.01). Gas Utilities and Infrastructure includes the net impact of the Piedmont North Carolina rate case, effective November 2019.

(b)
Primarily due to lower employee-related expenses, lower outage costs and customer delivery charges and other savings due to mitigation efforts, partially offset by increased COVID-19 expenses, net of deferrals. For the nine months ended September 30, 2020, the Duke Energy Registrants incurred -$0.09 of incremental COVID-19 O&M costs, the company has deferred +$0.06 of these incremental costs.

(c)	Primarily related to a favorable income tax adjustment for equity method investments in the prior year and the loss of ACP earnings.

(d)	Primarily due to new renewable projects.

(e)	Excludes rate case impacts.

(f)
Electric Utilities and Infrastructure includes lower income tax expense. Other includes lower income tax expense which was offset primarily by unrealized investment losses on non-pension executive benefit trusts and lower interest income.

September 2020
QUARTERLY HIGHLIGHTS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions, except per share amounts and where noted)	2020	2019	2020	2019
Earnings Per Share – Basic and Diluted
Net income per share available to Duke Energy Corporation common stockholders
Basic and Diluted	$1.74	$1.82	$1.85	$4.18
Weighted average shares outstanding
Basic	735	729	735	728
Diluted	735	729	735	728
INCOME (LOSS) BY BUSINESS SEGMENT
Electric Utilities and Infrastructure(a)	$1,381	$1,385	$2,839	$2,944
Gas Utilities and Infrastructure(b)	(73)	26	(1,400)	292
Commercial Renewables	60	40	207	139
Total Reportable Segment Income	1,368	1,451	1,646	3,375
Other(c)	(103)	(124)	(299)	(328)
Net Income Available to Duke Energy Corporation common stockholders	$1,265	$1,327	$1,347	$3,047
CAPITALIZATION
Total Common Equity (%)			42%	44%
Total Debt (%)			58%	56%

Total Debt			$64,143	$60,383
Book Value Per Share			$64.26	$65.03
Actual Shares Outstanding			736	729
CAPITAL AND INVESTMENT EXPENDITURES
Electric Utilities and Infrastructure	$1,809	$1,906	$5,637	$6,092
Gas Utilities and Infrastructure	329	382	933	1,129
Commercial Renewables	197	359	894	932
Other	82	81	220	202
Total Capital and Investment Expenditures	$2,417	$2,728	$7,684	$8,355

(a)
Includes $35 million (after tax $27 million) of costs related to regulatory settlements for Duke Energy Carolinas and Duke Energy Progress for the three and nine months ended September 30, 2020, and a $5 million (after tax $4 million) impairment charge related to gas pipeline interconnections for the three and nine months ended September 30, 2020. Additionally, EUI includes a $25 million (after tax $19 million) reduction of a prior year impairment at Citrus County CC for the three and nine months ended September 30, 2019.

(b)
Includes costs related to exit obligations for gas pipeline investments of $85 million (after tax $65 million) for the three months ended September 30, 2020, and $2.1 billion (after tax $1.7 billion) for the nine months ended September 30, 2020.

(c)
Includes a $98 million (after tax $75 million) reversal of 2018 severance costs due to the partial settlement of the Duke Energy Carolina's 2019 North Carolina rate case for the nine months ended September 30, 2020.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Operating Revenues
Regulated electric	$6,315	$6,515	$16,402	$17,223
Regulated natural gas	214	223	1,115	1,231
Nonregulated electric and other	192	202	574	522
Total operating revenues	6,721	6,940	18,091	18,976
Operating Expenses
Fuel used in electric generation and purchased power	1,849	1,978	4,645	5,228
Cost of natural gas	41	48	299	451
Operation, maintenance and other	1,450	1,484	4,142	4,337
Depreciation and amortization	1,217	1,186	3,497	3,364
Property and other taxes	324	335	1,003	1,012
Impairment charges	28	(20)	36	(16)
Total operating expenses	4,909	5,011	13,622	14,376
Gains on Sales of Other Assets and Other, net	2	—	10	—
Operating Income	1,814	1,929	4,479	4,600
Other Income and Expenses
Equity in (losses) earnings of unconsolidated affiliates	(80)	50	(2,004)	137
Other income and expenses, net	127	104	310	308
Total other income and expenses	47	154	(1,694)	445
Interest Expense	522	572	1,627	1,657
Income Before Income Taxes	1,339	1,511	1,158	3,388
Income Tax Expense (Benefit)	105	188	(74)	424
Net Income	1,234	1,323	1,232	2,964
Add: Net Loss Attributable to Noncontrolling Interests	70	19	208	110
Net Income Attributable to Duke Energy Corporation	1,304	1,342	1,440	3,074
Less: Preferred Dividends	39	15	93	27
Net Income Available to Duke Energy Corporation Common Stockholders	$1,265	$1,327	$1,347	$3,047

Earnings Per Share – Basic and Diluted
Basic and Diluted	$1.74	$1.82	$1.85	$4.18
Weighted average shares outstanding
Basic and Diluted	735	729	735	728

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	September 30, 2020	December 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$308	$311
Receivables (net of allowance for doubtful accounts of $27 at 2020 and $22 at 2019)	719	1,066
Receivables of VIEs (net of allowance for doubtful accounts of $106 at 2020 and $54 at 2019)	2,320	1,994
Inventory	3,190	3,232
Regulatory assets (includes $53 at 2020 and $52 at 2019 related to VIEs)	1,637	1,796
Other (includes $335 at 2020 and $242 at 2019 related to VIEs)	505	764
Total current assets	8,679	9,163
Property, Plant and Equipment
Cost	153,916	147,654
Accumulated depreciation and amortization	(48,185)	(45,773)
Generation facilities to be retired, net	29	246
Net property, plant and equipment	105,760	102,127
Other Noncurrent Assets
Goodwill	19,303	19,303
Regulatory assets (includes $951 at 2020 and $989 at 2019 related to VIEs)	13,264	13,222
Nuclear decommissioning trust funds	8,363	8,140
Operating lease right-of-use assets, net	1,577	1,658
Investments in equity method unconsolidated affiliates	924	1,936
Other (includes $90 at 2020 and $110 at 2019 related to VIEs)	3,539	3,289
Total other noncurrent assets	46,970	47,548
Total Assets	$161,409	$158,838
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$2,486	$3,487
Notes payable and commercial paper	3,425	3,135
Taxes accrued	768	392
Interest accrued	556	565
Current maturities of long-term debt (includes $466 at 2020 and $216 at 2019 related to VIEs)	4,669	3,141
Asset retirement obligations	742	881
Regulatory liabilities	1,218	784
Other	2,829	2,367
Total current liabilities	16,693	14,752
Long-Term Debt (includes $3,628 at 2020 and $3,997 at 2019 related to VIEs)	56,049	54,985
Other Noncurrent Liabilities
Deferred income taxes	9,170	8,878
Asset retirement obligations	12,912	12,437
Regulatory liabilities	14,546	15,264
Operating lease liabilities	1,379	1,432
Accrued pension and other post-retirement benefit costs	903	934
Investment tax credits	689	624
Other (includes $342 at 2020 and $228 at 2019 related to VIEs)	1,773	1,581
Total other noncurrent liabilities	41,372	41,150
Commitments and Contingencies
Equity
Preferred stock, Series A, $0.001 par value, 40 million depositary shares authorized and outstanding at 2020 and 2019	973	973
Preferred stock, Series B, $0.001 par value, 1 million shares authorized and outstanding at 2020 and 2019	989	989
Common stock, $0.001 par value, 2 billion shares authorized; 736 million shares outstanding at 2020 and 733 million shares outstanding at 2019	1	1
Additional paid-in capital	41,046	40,881
Retained earnings	3,260	4,108
Accumulated other comprehensive loss	(263)	(130)
Total Duke Energy Corporation stockholders' equity	46,006	46,822
Noncontrolling interests	1,289	1,129
Total equity	47,295	47,951
Total Liabilities and Equity	$161,409	$158,838

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,232	$2,964
Adjustments to reconcile net income to net cash provided by operating activities	5,534	2,673
Net cash provided by operating activities	6,766	5,637

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(7,964)	(8,633)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	1,225	2,987

Net increase (decrease) in cash, cash equivalents and restricted cash	27	(9)
Cash, cash equivalents and restricted cash at beginning of period	573	591
Cash, cash equivalents and restricted cash at end of period	$600	$582

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30, 2020
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$6,379	$—	$—	$—	$(64)	$6,315
Regulated natural gas	—	238	—	—	(24)	214
Nonregulated electric and other	—	3	126	24	39	192
Total operating revenues	6,379	241	126	24	(49)	6,721
Operating Expenses
Fuel used in electric generation and purchased power	1,869	—	—	—	(20)	1,849
Cost of natural gas	—	41	—	—	—	41
Operation, maintenance and other	1,326	103	72	(21)	(30)	1,450
Depreciation and amortization	1,053	65	52	54	(7)	1,217
Property and other taxes	286	26	8	4	—	324
Impairment charges	20	7	—	—	1	28
Total operating expenses	4,554	242	132	37	(56)	4,909
Gains on Sales of Other Assets and Other, net	3	—	—	—	(1)	2
Operating Income (Loss)	1,828	(1)	(6)	(13)	6	1,814
Other Income and Expenses
Equity in (losses) earnings of unconsolidated affiliates	(8)	(71)	(3)	3	(1)	(80)
Other income and expenses, net	75	16	2	40	(6)	127
Total Other Income and Expenses	67	(55)	(1)	43	(7)	47
Interest Expense	308	35	18	160	1	522
Income (Loss) Before Income Taxes	1,587	(91)	(25)	(130)	(2)	1,339
Income Tax Expense (Benefit)	206	(18)	(15)	(66)	(2)	105
Net Income (Loss)	1,381	(73)	(10)	(64)	—	1,234
Add: Net Loss Attributable to Noncontrolling Interest	—	—	70	—	—	70
Net Income (Loss) Attributable to Duke Energy Corporation	1,381	(73)	60	(64)	—	1,304
Less: Preferred Dividends	—	—	—	39	—	39
Segment Income (Loss) / Net Income Available to Duke Energy Corporation Common Stockholders	$1,381	$(73)	$60	$(103)	$—	$1,265
Special Items	31	65	—	—	—	96
Adjusted Earnings(a)	$1,412	$(8)	$60	$(103)	$—	$1,361

(a)	See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income (Loss) to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30, 2020
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$16,596	$—	$—	$—	$(194)	$16,402
Regulated natural gas	—	1,186	—	—	(71)	1,115
Nonregulated electric and other	—	8	378	73	115	574
Total operating revenues	16,596	1,194	378	73	(150)	18,091
Operating Expenses
Fuel used in electric generation and purchased power	4,703	—	—	—	(58)	4,645
Cost of natural gas	—	300	—	—	(1)	299
Operation, maintenance and other	3,891	312	204	(181)	(84)	4,142
Depreciation and amortization	3,023	193	148	154	(21)	3,497
Property and other taxes	885	82	24	12	—	1,003
Impairment charges	23	7	6	—	—	36
Total operating expenses	12,525	894	382	(15)	(164)	13,622
Gains on Sales of Other Assets and Other, net	11	—	—	—	(1)	10
Operating Income	4,082	300	(4)	88	13	4,479
Other Income and Expenses
Equity in (losses) earnings of unconsolidated affiliates	(3)	(2,004)	(5)	9	(1)	(2,004)
Other income and expenses, net	244	42	5	46	(27)	310
Total Other Income and Expenses	241	(1,962)	—	55	(28)	(1,694)
Interest Expense	991	103	49	498	(14)	1,627
Income (Loss) Before Income Taxes	3,332	(1,765)	(53)	(355)	(1)	1,158
Income Tax Expense (Benefit)	493	(365)	(52)	(149)	(1)	(74)
Net Income (Loss)	2,839	(1,400)	(1)	(206)	—	1,232
Add: Net Loss Attributable to Noncontrolling Interest	—	—	208	—	—	208
Net Income (Loss) Attributable to Duke Energy Corporation	2,839	(1,400)	207	(206)	—	1,440
Less: Preferred Dividends	—	—	—	93	—	93
Segment Income (Loss) / Net Income Available to Duke Energy Corporation Common Stockholders	$2,839	$(1,400)	$207	$(299)	$—	$1,347
Special Items	31	1,691	—	(75)	—	1,647
Adjusted Earnings(a)	$2,870	$291	$207	$(374)	$—	$2,994

(a)	See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income (Loss) to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30, 2019
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$6,577	$—	$—	$—	$(62)	$6,515
Regulated natural gas	—	246	—	—	(23)	223
Nonregulated electric and other	—	3	138	25	36	202
Total operating revenues	6,577	249	138	25	(49)	6,940
Operating Expenses
Fuel used in electric generation and purchased power	1,994	—	—	—	(16)	1,978
Cost of natural gas	—	48	—	—	—	48
Operation, maintenance and other	1,357	108	81	(30)	(32)	1,484
Depreciation and amortization	1,026	64	43	53	—	1,186
Property and other taxes	301	24	6	4	—	335
Impairment charges	(20)	—	—	—	—	(20)
Total operating expenses	4,658	244	130	27	(48)	5,011
Operating Income (Loss)	1,919	5	8	(2)	(1)	1,929
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	5	37	(2)	10	—	50
Other income and expenses, net	82	5	15	14	(12)	104
Total Other Income and Expenses	87	42	13	24	(12)	154
Interest Expense	336	29	35	185	(13)	572
Income (Loss) Before Income Taxes	1,670	18	(14)	(163)	—	1,511
Income Tax Expense (Benefit)	285	(8)	(35)	(54)	—	188
Net Income (Loss)	1,385	26	21	(109)	—	1,323
Add: Net Loss Attributable to Noncontrolling Interest	—	—	19	—	—	19
Net Income (Loss) Attributable to Duke Energy Corporation	1,385	26	40	(109)	—	1,342
Less: Preferred Dividends	—	—	—	15	—	15
Segment Income / Other Net Loss / Net Income Available to Duke Energy Corporation Common Stockholders	$1,385	$26	$40	$(124)	$—	$1,327
Special Item	(19)	—	—	—	—	(19)
Adjusted Earnings(a)	$1,366	$26	$40	$(124)	$—	$1,308

(a)	See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income / Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30, 2019
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$17,381	$—	$—	$—	$(158)	$17,223
Regulated natural gas	—	1,302	—	—	(71)	1,231
Nonregulated electric and other	—	9	362	71	80	522
Total operating revenues	17,381	1,311	362	71	(149)	18,976
Operating Expenses
Fuel used in electric generation and purchased power	5,286	—	—	—	(58)	5,228
Cost of natural gas	—	451	—	—	—	451
Operation, maintenance and other	3,957	325	211	(69)	(87)	4,337
Depreciation and amortization	2,924	192	123	125	—	3,364
Property and other taxes	899	84	18	10	1	1,012
Impairment charges	(16)	—	—	—	—	(16)
Total operating expenses	13,050	1,052	352	66	(144)	14,376
Operating Income	4,331	259	10	5	(5)	4,600
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	11	101	(4)	28	1	137
Other income and expenses, net	256	18	7	70	(43)	308
Total Other Income and Expenses	267	119	3	98	(42)	445
Interest Expense	1,004	86	78	536	(47)	1,657
Income (Loss) Before Income Taxes	3,594	292	(65)	(433)	—	3,388
Income Tax Expense (Benefit)	650	—	(94)	(132)	—	424
Net Income (Loss)	2,944	292	29	(301)	—	2,964
Add: Net Loss Attributable to Noncontrolling Interest	—	—	110	—	—	110
Net Income (Loss) Attributable to Duke Energy Corporation	2,944	292	139	(301)	—	3,074
Less: Preferred Dividends	—	—	—	27	—	27
Segment Income / Other Net Loss / Net Income Available to Duke Energy Corporation Common Stockholders	$2,944	$292	$139	$(328)	$—	$3,047
Special Item	(19)	—	—	—	—	(19)
Adjusted Earnings(a)	$2,925	$292	$139	$(328)	$—	$3,028

(a)	See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income / Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	September 30, 2020
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/ Adjustments	Duke Energy
Current Assets
Cash and cash equivalents	$107	$2	$3	$196	$—	$308
Receivables, net	501	102	105	11	—	719
Receivables of variable interest entities, net	2,320	—	—	—	—	2,320
Receivables from affiliated companies	102	15	599	733	(1,449)	—
Notes receivable from affiliated companies	46	—	—	740	(786)	—
Inventory	2,971	84	101	35	(1)	3,190
Regulatory assets	1,420	120	—	97	—	1,637
Other	150	50	208	114	(17)	505
Total current assets	7,617	373	1,016	1,926	(2,253)	8,679
Property, Plant and Equipment
Cost	132,668	12,424	6,536	2,389	(101)	153,916
Accumulated depreciation and amortization	(43,100)	(2,602)	(1,177)	(1,307)	1	(48,185)
Generation facilities to be retired, net	29	—	—	—	—	29
Net property, plant and equipment	89,597	9,822	5,359	1,082	(100)	105,760
Other Noncurrent Assets
Goodwill	17,379	1,924	—	—	—	19,303
Regulatory assets	12,090	679	—	495	—	13,264
Nuclear decommissioning trust funds	8,363	—	—	—	—	8,363
Operating lease right-of-use assets, net	1,136	21	123	297	—	1,577
Investments in equity method unconsolidated affiliates	109	214	491	111	(1)	924
Investment in consolidated subsidiaries	540	6	2	63,058	(63,606)	—
Other	2,133	306	151	1,583	(634)	3,539
Total other noncurrent assets	41,750	3,150	767	65,544	(64,241)	46,970
Total Assets	138,964	13,345	7,142	68,552	(66,594)	161,409
Segment reclassifications, intercompany balances and other	(822)	(2)	(601)	(65,165)	66,590	—
Segment Assets	$138,142	$13,343	$6,541	$3,387	$(4)	$161,409

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	September 30, 2020
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/ Adjustments	Duke Energy
Current Liabilities
Accounts payable	$1,754	$212	$117	$404	$(1)	$2,486
Accounts payable to affiliated companies	466	93	263	573	(1,395)	—
Notes payable to affiliated companies	363	354	50	27	(794)	—
Notes payable and commercial paper	—	—	59	3,365	1	3,425
Taxes accrued	1,136	(360)	321	(329)	—	768
Interest accrued	371	45	1	139	—	556
Current maturities of long-term debt	2,074	189	161	2,249	(4)	4,669
Asset retirement obligations	742	—	—	—	—	742
Regulatory liabilities	1,089	126	—	2	1	1,218
Other	1,415	990	74	415	(65)	2,829
Total current liabilities	9,410	1,649	1,046	6,845	(2,257)	16,693
Long-Term Debt	35,059	3,289	1,453	16,345	(97)	56,049
Long-Term Debt Payable to Affiliated Companies	618	7	9	—	(634)	—
Other Noncurrent Liabilities
Deferred income taxes	10,472	1,070	(619)	(1,753)	—	9,170
Asset retirement obligations	12,704	56	152	—	—	12,912
Regulatory liabilities	13,050	1,473	—	23	—	14,546
Operating lease liabilities	1,035	20	127	197	—	1,379
Accrued pension and other post-retirement benefit costs	578	32	1	291	1	903
Investment tax credits	687	2	—	—	—	689
Other	877	195	368	521	(188)	1,773
Total other noncurrent liabilities	39,403	2,848	29	(721)	(187)	41,372
Equity
Total Duke Energy Corporation stockholders' equity	54,474	5,552	3,319	46,080	(63,419)	46,006
Noncontrolling interests	—	—	1,286	3	—	1,289
Total equity	54,474	5,552	4,605	46,083	(63,419)	47,295
Total Liabilities and Equity	138,964	13,345	7,142	68,552	(66,594)	161,409
Segment reclassifications, intercompany balances and other	(822)	(2)	(601)	(65,165)	66,590	—
Segment Liabilities and Equity	$138,142	$13,343	$6,541	$3,387	$(4)	$161,409

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended September 30, 2020
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$2,058	$1,626	$1,567	$394	$761	$(27)	$6,379
Operating Expenses
Fuel used in electric generation and purchased power	497	537	551	94	222	(32)	1,869
Operation, maintenance and other	394	344	289	84	205	10	1,326
Depreciation and amortization	372	289	183	53	149	7	1,053
Property and other taxes	57	38	110	71	15	(5)	286
Impairment charges	20	5	(4)	—	—	(1)	20
Total operating expenses	1,340	1,213	1,129	302	591	(21)	4,554
Gains on Sales of Other Assets and Other, net	1	3	—	—	—	(1)	3
Operating Income	719	416	438	92	170	(7)	1,828
Other Income and Expenses, net(b)	42	11	11	3	9	(9)	67
Interest Expense	122	66	81	22	29	(12)	308
Income Before Income Taxes	639	361	368	73	150	(4)	1,587
Income Tax Expense	78	10	79	10	29	—	206
Segment Income	$561	$351	$289	$63	$121	$(4)	$1,381

(a)	Includes results of the wholly owned subsidiary, Duke Energy Kentucky.

(b)
Includes an equity component of allowance for funds used during construction of $17 million for Duke Energy Carolinas, $3 million for Duke Energy Progress, $3 million for Duke Energy Florida, $1 million for Duke Energy Ohio and $7 million for Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Nine Months Ended September 30, 2020
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$5,416	$4,207	$3,897	$1,070	$2,070	$(64)	$16,596
Operating Expenses
Fuel used in electric generation and purchased power	1,326	1,337	1,291	258	577	(86)	4,703
Operation, maintenance and other	1,266	992	799	250	559	25	3,891
Depreciation and amortization	1,090	833	523	149	415	13	3,023
Property and other taxes	213	129	290	199	57	(3)	885
Impairment charges	22	5	(4)	—	—	—	23
Total operating expenses	3,917	3,296	2,899	856	1,608	(51)	12,525
Gains on Sales of Other Assets and Other, net	1	8	—	—	—	2	11
Operating Income	1,500	919	998	214	462	(11)	4,082
Other Income and Expenses, net(b)	128	52	36	7	28	(10)	241
Interest Expense	370	203	245	62	114	(3)	991
Income Before Income Taxes	1,258	768	789	159	376	(18)	3,332
Income Tax Expense	167	73	161	22	73	(3)	493
Segment Income	$1,091	$695	$628	$137	$303	$(15)	$2,839

(a)	Includes results of the wholly owned subsidiary, Duke Energy Kentucky.

(b)
Includes an equity component of allowance for funds used during construction of $46 million for Duke Energy Carolinas, $22 million for Duke Energy Progress, $8 million for Duke Energy Florida, $2 million for Duke Energy Ohio and $18 million for Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	September 30, 2020
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$23	$43	$19	$8	$15	$(1)	$107
Receivables, net	177	103	91	81	48	1	501
Receivables of variable interest entities, net	770	559	512	—	—	479	2,320
Receivables from affiliated companies	64	45	3	74	84	(168)	102
Notes receivable from affiliated companies	65	—	—	—	—	(19)	46
Inventory	992	910	468	93	507	1	2,971
Regulatory assets	495	472	303	19	119	12	1,420
Other	44	54	25	(2)	30	(1)	150
Total current assets	2,630	2,186	1,421	273	803	304	7,617
Property, Plant and Equipment
Cost	50,622	35,479	21,662	7,257	17,223	425	132,668
Accumulated depreciation and amortization	(17,406)	(12,548)	(5,452)	(2,099)	(5,579)	(16)	(43,100)
Generation facilities to be retired, net	—	29	—	—	—	—	29
Net property, plant and equipment	33,216	22,960	16,210	5,158	11,644	409	89,597
Other Noncurrent Assets
Goodwill	—	—	—	596	—	16,783	17,379
Regulatory assets	3,400	4,449	1,821	356	1,184	880	12,090
Nuclear decommissioning trust funds	4,506	3,189	668	—	—	—	8,363
Operating lease right-of-use assets, net	117	357	354	20	55	233	1,136
Investments in equity method unconsolidated affiliates	—	—	1	—	—	108	109
Investment in consolidated subsidiaries	49	14	2	240	1	234	540
Other	1,179	720	339	49	228	(382)	2,133
Total other noncurrent assets	9,251	8,729	3,185	1,261	1,468	17,856	41,750
Total Assets	45,097	33,875	20,816	6,692	13,915	18,569	138,964
Segment reclassifications, intercompany balances and other	(215)	(93)	(73)	(244)	(64)	(133)	(822)
Reportable Segment Assets	$44,882	$33,782	$20,743	$6,448	$13,851	$18,436	$138,142

(a)	Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes the elimination of intercompany balances, purchase accounting adjustments and restricted receivables related to Cinergy Receivables Company.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	September 30, 2020
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Liabilities
Accounts payable	$583	$372	$424	$203	$172	$—	$1,754
Accounts payable to affiliated companies	155	144	77	16	65	9	466
Notes payable to affiliated companies	—	167	66	58	83	(11)	363
Taxes accrued	400	208	261	169	111	(13)	1,136
Interest accrued	130	80	73	24	63	1	371
Current maturities of long-term debt	751	603	623	(26)	13	110	2,074
Asset retirement obligations	267	297	1	7	170	—	742
Regulatory liabilities	430	436	109	39	76	(1)	1,089
Other	487	389	357	67	97	18	1,415
Total current liabilities	3,203	2,696	1,991	557	850	113	9,410
Long-Term Debt	11,497	8,605	7,294	2,515	3,941	1,207	35,059
Long-Term Debt Payable to Affiliated Companies	300	150	—	18	150	—	618
Other Noncurrent Liabilities
Deferred income taxes	3,962	2,438	2,176	686	1,180	30	10,472
Asset retirement obligations	5,507	5,503	555	45	1,044	50	12,704
Regulatory liabilities	6,243	4,140	669	366	1,648	(16)	13,050
Operating lease liabilities	102	329	308	20	53	223	1,035
Accrued pension and other post-retirement benefit costs	76	236	207	79	151	(171)	578
Investment tax credits	237	133	146	3	168	—	687
Other	644	89	59	66	55	(36)	877
Total other noncurrent liabilities	16,771	12,868	4,120	1,265	4,299	80	39,403
Equity	13,326	9,556	7,411	2,337	4,675	17,169	54,474
Total Liabilities and Equity	45,097	33,875	20,816	6,692	13,915	18,569	138,964
Segment reclassifications, intercompany balances and other	(215)	(93)	(73)	(244)	(64)	(133)	(822)
Reportable Segment Liabilities and Equity	$44,882	$33,782	$20,743	$6,448	$13,851	$18,436	$138,142

(a)	Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended September 30, 2020
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$79	$162	$—	$—	$241
Operating Expenses
Cost of natural gas	3	39	—	(1)	41
Operation, maintenance and other	28	73	1	1	103
Depreciation and amortization	20	45	—	—	65
Property and other taxes	12	13	—	1	26
Impairment charges	—	7	—	—	7
Total operating expenses	63	177	1	1	242
Operating Income (Loss)	16	(15)	(1)	(1)	(1)
Other Income and Expenses
Equity in losses of unconsolidated affiliates	—	—	(71)	—	(71)
Other income and expenses, net	1	13	—	2	16
Total other income and expenses	1	13	(71)	2	(55)
Interest Expense	3	29	—	3	35
Income (Loss) Before Income Taxes	14	(31)	(72)	(2)	(91)
Income Tax Expense (Benefit)	5	(5)	(16)	(2)	(18)
Segment Loss	$9	$(26)	$(56)	$—	$(73)

(a)	Includes results of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes losses from the cancellation of the ACP pipeline and earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Nine Months Ended September 30, 2020
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$324	$871	$—	$(1)	$1,194
Operating Expenses
Cost of natural gas	46	254	—	—	300
Operation, maintenance and other	77	231	4	—	312
Depreciation and amortization	60	133	—	—	193
Property and other taxes	45	37	—	—	82
Impairment charges	—	7	—	—	7
Total operating expenses	228	662	4	—	894
Operating Income (Loss)	96	209	(4)	(1)	300
Other Income and Expenses
Equity in losses of unconsolidated affiliates	—	—	(2,004)	—	(2,004)
Other income and expenses, net	4	37	—	1	42
Total other income and expenses	4	37	(2,004)	1	(1,962)
Interest Expense	13	89	—	1	103
Income (Loss) Before Income Taxes	87	157	(2,008)	(1)	(1,765)
Income Tax Expense (Benefit)	19	5	(388)	(1)	(365)
Segment Loss	$68	$152	$(1,620)	$—	$(1,400)

(a)	Includes results of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes losses from the cancellation of the ACP pipeline and earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	September 30, 2020
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$2	$—	$—	$—	$2
Receivables, net	8	93	—	1	102
Receivables from affiliated companies	4	63	—	(52)	15
Inventory	37	47	—	—	84
Regulatory assets	1	119	—	—	120
Other	—	50	1	(1)	50
Total current assets	52	372	1	(52)	373
Property, Plant and Equipment
Cost	3,547	8,877	—	—	12,424
Accumulated depreciation and amortization	(889)	(1,713)	—	—	(2,602)
Net property, plant and equipment	2,658	7,164	—	—	9,822
Other Noncurrent Assets
Goodwill	324	49	—	1,551	1,924
Regulatory assets	256	287	—	136	679
Operating lease right-of-use assets, net	—	21	—	—	21
Investments in equity method unconsolidated affiliates	—	—	209	5	214
Investment in consolidated subsidiaries	—	—	—	6	6
Other	10	279	15	2	306
Total other noncurrent assets	590	636	224	1,700	3,150
Total Assets	3,300	8,172	225	1,648	13,345
Segment reclassifications, intercompany balances and other	(3)	(45)	(15)	61	(2)
Reportable Segment Assets	$3,297	$8,127	$210	$1,709	$13,343

(a)	Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	September 30, 2020
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Liabilities
Accounts payable	$35	$177	$—	$—	$212
Accounts payable to affiliated companies	19	47	79	(52)	93
Notes payable to affiliated companies	28	327	—	(1)	354
Taxes accrued	15	31	(406)	—	(360)
Interest accrued	9	37	—	(1)	45
Current maturities of long-term debt	26	160	—	3	189
Regulatory liabilities	25	101	—	—	126
Other	4	59	927	—	990
Total current liabilities	161	939	600	(51)	1,649
Long-Term Debt	549	2,620	—	120	3,289
Long-Term Debt Payable to Affiliated Companies	7	—	—	—	7
Other Noncurrent Liabilities
Deferred income taxes	289	759	20	2	1,070
Asset retirement obligations	39	17	—	—	56
Regulatory liabilities	388	1,070	—	15	1,473
Operating lease liabilities	—	20	—	—	20
Accrued pension and other post-retirement benefit costs	25	7	—	—	32
Investment tax credits	2	—	—	—	2
Other	30	145	19	1	195
Total other noncurrent liabilities	773	2,018	39	18	2,848
Equity	1,810	2,595	(414)	1,561	5,552
Total Liabilities and Equity	3,300	8,172	225	1,648	13,345
Segment reclassifications, intercompany balances and other	(3)	(45)	(15)	61	(2)
Reportable Segment Liabilities and Equity	$3,297	$8,127	$210	$1,709	$13,343

(a)	Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes the elimination of intercompany balances and purchase accounting adjustments.

Electric Utilities and Infrastructure
Quarterly Highlights
September 2020

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
Gigawatt-hour (GWh) Sales(a)
Residential	26,157	25,304	3.4%	4.1%	65,817	66,345	(0.8%)	2.7%
General Service	21,113	22,396	(5.7%)	(5.3%)	55,263	59,328	(6.9%)	(5.9%)
Industrial	12,662	13,669	(7.4%)	(7.5%)	35,583	38,480	(7.5%)	(7.5%)
Other Energy Sales	130	146	(11.0%)	n/a	421	436	(3.4%)	n/a
Unbilled Sales	(1,171)	110	(1,164.5%)	n/a	(219)	461	(147.5%)	n/a
Total Retail Sales	58,891	61,625	(4.4%)	(2.1)%	156,865	165,050	(5.0%)	(2.8%)
Wholesale and Other	11,984	12,306	(2.6%)		29,687	31,799	(6.6%)
Total Consolidated Electric Sales – Electric Utilities and Infrastructure	70,875	73,931	(4.1%)		186,552	196,849	(5.2%)

Average Number of Customers (Electric)
Residential	6,883,872	6,747,169	2.0%		6,848,397	6,727,714	1.8%
General Service	1,005,196	993,468	1.2%		1,000,760	990,882	1.0%
Industrial	17,270	17,291	(0.1%)		17,294	17,342	(0.3%)
Other Energy Sales	31,157	30,639	1.7%		31,042	29,278	6.0%
Total Retail Customers	7,937,495	7,788,567	1.9%		7,897,493	7,765,216	1.7%
Wholesale and Other	46	50	(8.0%)		45	48	(6.3%)
Total Average Number of Customers – Electric Utilities and Infrastructure	7,937,541	7,788,617	1.9%		7,897,538	7,765,264	1.7%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	17,245	18,535	(7.0%)		33,201	43,713	(24.0%)
Nuclear	18,852	18,970	(0.6%)		55,890	55,698	0.3%
Hydro	640	240	166.7%		2,544	2,072	22.8%
Oil and Natural Gas	22,424	22,421	—%		59,585	58,266	2.3%
Renewable Energy	334	197	69.5%		894	519	72.3%
Total Generation(d)	59,495	60,363	(1.4%)		152,114	160,268	(5.1%)
Purchased Power and Net Interchange(e)	15,631	16,238	(3.7%)		44,441	46,285	(4.0%)
Total Sources of Energy	75,126	76,601	(1.9%)		196,555	206,553	(4.8%)
Less: Line Loss and Other	4,251	2,670	59.2%		10,003	9,704	3.1%
Total GWh Sources	70,875	73,931	(4.1%)		186,552	196,849	(5.2%)

Owned Megawatt (MW) Capacity(c)
Summer					50,759	50,871
Winter					54,272	54,566
Nuclear Capacity Factor (%)(f)					95	96

(a)
Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(b)	Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).

(c)	Statistics reflect Duke Energy's ownership share of jointly owned stations.

(d)	Generation by source is reported net of auxiliary power.

(e)	Purchased power includes renewable energy purchases.

(f)	Statistics reflect 100% of jointly owned stations.

Duke Energy Carolinas
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2020

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	8,657	8,452	2.4%		21,879	22,375	(2.2%)
General Service	8,023	8,546	(6.1%)		21,077	22,539	(6.5%)
Industrial	5,273	5,790	(8.9%)		14,612	16,126	(9.4%)
Other Energy Sales	68	82	(17.1%)		229	241	(5.0%)
Unbilled Sales	(816)	(158)	(416.5%)		(418)	(169)	(147.3%)
Total Retail Sales	21,205	22,712	(6.6%)	(3.4%)	57,379	61,112	(6.1%)	(3.0%)
Wholesale and Other	2,521	2,875	(12.3%)		6,666	7,907	(15.7%)
Total Consolidated Electric Sales – Duke Energy Carolinas	23,726	25,587	(7.3%)		64,045	69,019	(7.2%)

Average Number of Customers
Residential	2,316,390	2,266,663	2.2%		2,300,089	2,256,206	1.9%
General Service	368,342	363,073	1.5%		366,071	361,739	1.2%
Industrial	6,097	6,113	(0.3%)		6,103	6,124	(0.3%)
Other Energy Sales	22,981	22,555	1.9%		22,880	21,219	7.8%
Total Retail Customers	2,713,810	2,658,404	2.1%		2,695,143	2,645,288	1.9%
Wholesale and Other	21	23	(8.7%)		22	19	15.8%
Total Average Number of Customers – Duke Energy Carolinas	2,713,831	2,658,427	2.1%		2,695,165	2,645,307	1.9%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	5,940	8,124	(26.9%)		11,587	16,416	(29.4%)
Nuclear	11,463	11,666	(1.7%)		33,642	34,147	(1.5%)
Hydro	423	104	306.7%		1,783	1,423	25.3%
Oil and Natural Gas	4,712	4,697	0.3%		12,975	12,585	3.1%
Renewable Energy	47	45	4.4%		132	123	7.3%
Total Generation(d)	22,585	24,636	(8.3%)		60,119	64,694	(7.1%)
Purchased Power and Net Interchange(e)	2,823	2,187	29.1%		7,521	8,030	(6.3%)
Total Sources of Energy	25,408	26,823	(5.3%)		67,640	72,724	(7.0%)
Less: Line Loss and Other	1,682	1,236	36.1%		3,595	3,705	(3.0%)
Total GWh Sources	23,726	25,587	(7.3%)		64,045	69,019	(7.2%)

Owned MW Capacity(c)
Summer					20,191	20,192
Winter					21,127	21,129
Nuclear Capacity Factor (%)(f)					96	98

Heating and Cooling Degree Days
Actual
Heating Degree Days	37	—	—%		1,735	1,730	0.3%
Cooling Degree Days	1,027	1,205	(14.8%)		1,474	1,841	(19.9%)

Variance from Normal
Heating Degree Days	144.2%	(100.0%)			(11.5%)	(11.5%)
Cooling Degree Days	3.0%	21.8%			(1.9%)	23.8%

(a)
Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(b)	Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).

(c)	Statistics reflect Duke Energy's ownership share of jointly owned stations.

(d)	Generation by source is reported net of auxiliary power.

(e)	Purchased power includes renewable energy purchases.

(f)	Statistics reflect 100% of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2020

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	5,427	5,299	2.4%		13,705	14,107	(2.8%)
General Service	4,283	4,552	(5.9%)		10,901	11,808	(7.7%)
Industrial	2,721	2,903	(6.3%)		7,588	8,018	(5.4%)
Other Energy Sales	19	19	—%		58	58	—%
Unbilled Sales	(216)	(171)	(26.3%)		(147)	10	(1,570%)
Total Retail Sales	12,234	12,602	(2.9%)	(1.3%)	32,105	34,001	(5.6%)	(2.5%)
Wholesale and Other	6,801	6,900	(1.4%)		17,407	18,071	(3.7%)
Total Consolidated Electric Sales – Duke Energy Progress	19,035	19,502	(2.4%)		49,512	52,072	(4.9%)

Average Number of Customers
Residential	1,380,981	1,351,180	2.2%		1,371,672	1,346,472	1.9%
General Service	239,941	237,037	1.2%		238,656	236,328	1.0%
Industrial	3,997	4,018	(0.5%)		4,000	4,032	(0.8%)
Other Energy Sales	1,415	1,413	0.1%		1,415	1,415	—%
Total Retail Customers	1,626,334	1,593,648	2.1%		1,615,743	1,588,247	1.7%
Wholesale and Other	9	9	—%		9	12	(25.0%)
Total Average Number of Customers – Duke Energy Progress	1,626,343	1,593,657	2.1%		1,615,752	1,588,259	1.7%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	3,162	3,792	(16.6%)		4,602	7,484	(38.5%)
Nuclear	7,389	7,304	1.2%		22,248	21,551	3.2%
Hydro	160	84	90.5%		624	543	14.9%
Oil and Natural Gas	6,155	5,959	3.3%		16,235	15,825	2.6%
Renewable Energy	68	77	(11.7%)		193	202	(4.5%)
Total Generation(d)	16,934	17,216	(1.6%)		43,902	45,605	(3.7%)
Purchased Power and Net Interchange(e)	2,738	2,796	(2.1%)		7,223	7,978	(9.5%)
Total Sources of Energy	19,672	20,012	(1.7%)		51,125	53,583	(4.6%)
Less: Line Loss and Other	637	510	24.9%		1,613	1,511	6.8%
Total GWh Sources	19,035	19,502	(2.4%)		49,512	52,072	(4.9%)

Owned MW Capacity(c)
Summer					12,534	12,779
Winter					13,594	13,942
Nuclear Capacity Factor (%)(f)					94	92

Heating and Cooling Degree Days
Actual
Heating Degree Days	23	—	—%		1,433	1,600	(10.4%)
Cooling Degree Days	1,157	1,233	(6.2%)		1,670	1,954	(14.5%)

Variance from Normal
Heating Degree Days	138.8%	(100.0%)			(19.9%)	(11.2%)
Cooling Degree Days	8.5%	16.2%			2.6%	21.4%

(a)
Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(b)	Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).

(c)	Statistics reflect Duke Energy's ownership share of jointly owned stations.

(d)	Generation by source is reported net of auxiliary power.

(e)	Purchased power includes renewable energy purchases.

(f)	Statistics reflect 100% of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2020

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	6,795	6,450	5.3%		16,289	15,832	2.9%
General Service	4,143	4,363	(5.0%)		10,895	11,590	(6.0%)
Industrial	831	756	9.9%		2,356	2,203	6.9%
Other Energy Sales	6	6	—%		17	18	(5.6%)
Unbilled Sales	—	186	(100.0%)		544	518	5.0%
Total Retail Sales	11,775	11,761	0.1%	0.2%	30,101	30,161	(0.2%)	1.1%
Wholesale and Other	1,198	1,235	(3.0%)		2,289	2,457	(6.8%)
Total Electric Sales – Duke Energy Florida	12,973	12,996	(0.2%)		32,390	32,618	(0.7%)

Average Number of Customers
Residential	1,659,206	1,627,182	2.0%		1,650,696	1,621,718	1.8%
General Service	205,232	203,247	1.0%		204,590	202,930	0.8%
Industrial	2,000	2,018	(0.9%)		2,004	2,028	(1.2%)
Other Energy Sales	1,493	1,497	(0.3%)		1,493	1,501	(0.5%)
Total Retail Customers	1,867,931	1,833,944	1.9%		1,858,783	1,828,177	1.7%
Wholesale and Other	11	13	(15.4%)		9	12	(25.0%)
Total Average Number of Customers – Duke Energy Florida	1,867,942	1,833,957	1.9%		1,858,792	1,828,189	1.7%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	1,621	1,300	24.7%		2,420	3,051	(20.7%)
Oil and Natural Gas	10,595	10,742	(1.4%)		27,889	27,648	0.9%
Renewable Energy	210	65	223.1%		546	171	219.3%
Total Generation(d)	12,426	12,107	2.6%		30,855	30,870	—%
Purchased Power and Net Interchange(e)	1,233	1,466	(15.9%)		3,304	3,662	(9.8%)
Total Sources of Energy	13,659	13,573	0.6%		34,159	34,532	(1.1%)
Less: Line Loss and Other	686	577	18.9%		1,769	1,914	(7.6%)
Total GWh Sources	12,973	12,996	(0.2%)		32,390	32,618	(0.7%)

Owned MW Capacity(c)
Summer					10,335	10,218
Winter					11,347	11,308

Heating and Cooling Degree Days
Actual
Heating Degree Days	—	—	—%		220	271	(18.8%)
Cooling Degree Days	1,569	1,545	1.6%		3,229	2,948	9.5%

Variance from Normal
Heating Degree Days	—%	—%			(10.8%)	(28.6%)
Cooling Degree Days	5.5%	4.0%			17.4%	8.3%

(a)
Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(b)	Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).

(c)	Statistics reflect Duke Energy's ownership share of jointly owned stations.

(d)	Generation by source is reported net of auxiliary power.

(e)	Purchased power includes renewable energy purchases.

Duke Energy Ohio
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2020

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	2,725	2,637	3.3%		6,911	6,921	(0.1%)
General Service	2,458	2,655	(7.4%)		6,593	7,153	(7.8%)
Industrial	1,403	1,520	(7.7%)		3,978	4,318	(7.9%)
Other Energy Sales	25	27	(7.4%)		79	81	(2.5%)
Unbilled Sales	(70)	136	(151.5%)		(54)	78	(169.2%)
Total Retail Sales	6,541	6,975	(6.2%)	(1.5%)	17,507	18,551	(5.6%)	(2.9%)
Wholesale and Other	137	160	(14.4%)		256	408	(37.3%)
Total Electric Sales – Duke Energy Ohio	6,678	7,135	(6.4%)		17,763	18,959	(6.3%)

Average Number of Customers
Residential	782,281	770,403	1.5%		781,935	770,910	1.4%
General Service	89,075	88,356	0.8%		89,027	88,253	0.9%
Industrial	2,479	2,456	0.9%		2,488	2,466	0.9%
Other Energy Sales	3,440	3,406	1.0%		3,439	3,392	1.4%
Total Retail Customers	877,275	864,621	1.5%		876,889	865,021	1.4%
Wholesale and Other	1	1	—%		1	1	—%
Total Average Number of Customers – Duke Energy Ohio	877,276	864,622	1.5%		876,890	865,022	1.4%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	940	1,070	(12.1%)		1,833	2,768	(33.8%)
Oil and Natural Gas	33	101	(67.3%)		40	133	(69.9%)
Total Generation(d)	973	1,171	(16.9%)		1,873	2,901	(35.4%)
Purchased Power and Net Interchange(e)	6,399	6,233	2.7%		17,693	17,740	(0.3%)
Total Sources of Energy	7,372	7,404	(0.4%)		19,566	20,641	(5.2%)
Less: Line Loss and Other	694	269	158.0%		1,803	1,682	7.2%
Total GWh Sources	6,678	7,135	(6.4%)		17,763	18,959	(6.3%)

Owned MW Capacity(c)
Summer					1,076	1,076
Winter					1,164	1,164

Heating and Cooling Degree Days
Actual
Heating Degree Days	50	—	—%		2,826	2,918	(3.2%)
Cooling Degree Days	825	1,026	(19.6%)		1,177	1,359	(13.4%)

Variance from Normal
Heating Degree Days	(12.3%)	(100.0%)			(8.3%)	(4.7%)
Cooling Degree Days	9.4%	36.0%			8.1%	25.6%

(a)
Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(b)	Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).

(c)	Statistics reflect Duke Energy's ownership share of jointly owned stations.

(d)	Generation by source is reported net of auxiliary power.

(e)	Purchased power includes renewable energy purchases.

Duke Energy Indiana
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2020

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	2,553	2,466	3.5%		7,033	7,110	(1.1%)
General Service	2,206	2,280	(3.2%)		5,797	6,238	(7.1%)
Industrial	2,434	2,700	(9.9%)		7,049	7,815	(9.8%)
Other Energy Sales	12	12	—%		38	38	—%
Unbilled Sales	(69)	117	(159.0%)		(144)	24	(700.0%)
Total Retail Sales	7,136	7,575	(5.8%)	(3.3%)	19,773	21,225	(6.8%)	(5.4%)
Wholesale and Other	1,327	1,136	16.8%		3,069	2,956	3.8%
Total Electric Sales – Duke Energy Indiana	8,463	8,711	(2.8%)		22,842	24,181	(5.5%)

Average Number of Customers
Residential	745,014	731,741	1.8%		744,005	732,408	1.6%
General Service	102,606	101,755	0.8%		102,416	101,632	0.8%
Industrial	2,697	2,686	0.4%		2,699	2,692	0.3%
Other Energy Sales	1,828	1,768	3.4%		1,815	1,751	3.7%
Total Retail Customers	852,145	837,950	1.7%		850,935	838,483	1.5%
Wholesale and Other	4	4	—%		4	4	—%
Total Average Number of Customers – Duke Energy Indiana	852,149	837,954	1.7%		850,939	838,487	1.5%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	5,582	4,249	31.4%		12,759	13,994	(8.8%)
Hydro	57	52	9.6%		137	106	29.2%
Oil and Natural Gas	929	922	0.8%		2,446	2,075	17.9%
Renewable Energy	9	10	(10.0%)		23	23	—%
Total Generation(d)	6,577	5,233	25.7%		15,365	16,198	(5.1%)
Purchased Power and Net Interchange(e)	2,438	3,556	(31.4%)		8,700	8,875	(2.0%)
Total Sources of Energy	9,015	8,789	2.6%		24,065	25,073	(4.0%)
Less: Line Loss and Other	552	78	607.7%		1,223	892	37.1%
Total GWh Sources	8,463	8,711	(2.8%)		22,842	24,181	(5.5%)

Owned MW Capacity(c)
Summer					6,623	6,606
Winter					7,040	7,023

Heating and Cooling Degree Days
Actual
Heating Degree Days	52	—	—%		3,142	3,358	(6.4%)
Cooling Degree Days	789	930	(15.2%)		1,132	1,224	(7.5%)

Variance from Normal
Heating Degree Days	(19.6%)	(100.0%)			(5.0%)	1.2%
Cooling Degree Days	5.7%	24.6%			5.0%	13.3%

(a)
Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(b)	Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).

(c)	Statistics reflect Duke Energy's ownership share of jointly owned stations.

(d)	Generation by source is reported net of auxiliary power.

(e)	Purchased power includes renewable energy purchases.

Gas Utilities and Infrastructure
Quarterly Highlights
September 2020

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Inc. (Dec.)	2020	2019	% Inc. (Dec.)
Total Sales
Piedmont Natural Gas Local Distribution Company (LDC) throughput (dekatherms)(a)	115,549,371	121,378,484	(4.8%)	360,861,306	377,725,958	(4.5%)
Duke Energy Midwest LDC throughput (Mcf)	9,678,342	9,997,444	(3.2%)	58,570,583	62,278,623	(6.0%)

Average Number of Customers – Piedmont Natural Gas
Residential	1,003,014	971,955	3.2%	1,000,857	978,739	2.3%
Commercial	104,572	103,179	1.4%	105,023	104,046	0.9%
Industrial	965	974	(0.9%)	970	970	—%
Power Generation	19	16	18.8%	18	16	12.5%
Total Average Number of Gas Customers – Piedmont Natural Gas	1,108,570	1,076,124	3.0%	1,106,868	1,083,771	2.1%

Average Number of Customers – Duke Energy Midwest
Residential	493,169	485,307	1.6%	495,049	489,401	1.2%
General Service	41,729	41,291	1.1%	43,371	43,250	0.3%
Industrial	1,524	1,491	2.2%	1,572	1,574	(0.1%)
Other	132	136	(2.9%)	132	135	(2.2%)
Total Average Number of Gas Customers – Duke Energy Midwest	536,554	528,225	1.6%	540,124	534,360	1.1%

(a)
Piedmont has a margin decoupling mechanism in North Carolina, weather normalization mechanisms in South Carolina and Tennessee and fixed-price contracts with most power generation customers that significantly eliminate the impact of throughput changes on earnings. Duke Energy Ohio's rate design also serves to offset this impact.

Commercial Renewables
Quarterly Highlights
September 2020

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Inc. (Dec.)	2020	2019	% Inc. (Dec.)
Renewable Plant Production, GWh	2,563	2,146	19.4%	7,660	6,528	17.3%
Net Proportional MW Capacity in Operation(a)	n/a	n/a		3,984	3,162	26.0%
(a)    Includes 100% tax equity project capacity.